UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2004

SAN JOSE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-32835
(Commission File Number)

33-0956433
(IRS Employer Identification No.)

1500-800 West Pender Street, Vancouver, British Columbia, V6C 2V6
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (780) 708-0495

N/A
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

Exhibits

(99) Miscellaneous

99.1 News Release issued by the Registrant on August 19, 2004

Item 9. Regulation FD Disclosure

On August 19, 2004 the Registrant issued a news release announcing:

  the closing of its private placement;
  closing its transaction with ARP Biomed, Ltd.;
  the appointment of Mr. Shmuel Levi and Mr. Yair Aloni as directors of the Company and its majority controlled subsidiary Gammacan Ltd.;
  the appointment of Ms. Miri Sani as director of Gammacan Ltd. , its majority controlled subsidiary;
  the appointment of Dr. Dan J Gelvan, Prof Yehuda Shoenfeld and Ms. Tovi Ben-Zeev as officers of Gammacan Ltd.;
  the adoption of an Employees and Consultants Stock Option Plan, and;
  notice of pending corporate name change of the Registrant to Gammacan International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN JOSE INTERNATIONAL, INC.

/s/ David Stephens
David Stephens, Director

Date: August 19, 2004.